EXHIBIT 99.1

C&F FINANCIAL CORPORATION

Monday, July 31, 2006

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

C&F Financial Corporation Announces

Delay in Earnings Release

West Point, Va., July 31, 2006—C&F Financial Corporation (NASDAQ: CFFI), the one-bank holding company for C&F Bank, today stated that there will be a delay in the announcement of the Company’s second quarter earnings.

The Company recently uncovered evidence suggesting that two former employees of C&F Mortgage Corporation, the mortgage subsidiary of C&F Bank, acting together, embezzled funds from C&F Mortgage Corporation in the amount of approximately $2.2 million. Upon making a preliminary determination of the possible impropriety, management notified the Company’s audit committee. Under the supervision of the audit committee, management and the Company’s general counsel, external and internal auditors and outside counsel are undertaking a full and complete investigation of the matter. The Company has notified its insurance company and the appropriate authorities of the potential loss. Based upon a review of its insurance coverage by management and outside counsel and discussions with representatives of the insurance company, the Company believes there is sufficient coverage under its insurance policy to recoup potential losses less a $75,000 deductible. Accordingly, the Company currently believes there will be no changes to net income reported in its historical financial statements and will record a charge to income for the deductible in its second quarter financial statements.

The Company expects to release its second quarter financial results within approximately two weeks.

C&F FINANCIAL CORPORATION

Monday, July 31, 2006

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

About C&F Financial Corporation. C&F Financial Corporation’s stock trades on the Nasdaq Stock Market System under the symbol CFFI. The Company’s market makers include Advest, Inc., Davenport & Company LLC, FTN Financial Securities Corp., McKinnon & Company and Scott & Stringfellow, Inc.

C&F Bank operates 16 retail bank branches located throughout the Newport News to Richmond corridor in Virginia and offers full investment services through its subsidiary C&F Investment Services, Inc. C&F Mortgage Corporation provides mortgage and title services through 20 offices located throughout Virginia, Maryland, North Carolina, Delaware, Pennsylvania and New Jersey. C&F Finance Company provides automobile loans through its offices in Richmond, Roanoke and Hampton, Va.

Additional information regarding the Company’s products and services, as well as access to its filings with the Securities and Exchange Commission, are available on the Company’s web site at http://www.cffc.com.

Forward-Looking Statements. The statements contained in this press release that are not historical facts may constitute “forward-looking statements” as defined by the federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, changes in: (1) interest rates, (2) general economic conditions, (3) demand for loan products, (4) the legislative/regulatory climate,

C&F FINANCIAL CORPORATION

Monday, July 31, 2006

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

(5) monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, (6) the quality or composition of the loan or investment portfolios, (7) deposit flows, (8) competition, (9) demand for financial services in the Company’s market area, (10) technology, (11) reliance on third parties for key services, (12) accounting principles, policies and guidelines and (13) the expectation that there will be no change to net income reported in its historical financial statements resulting from the matter mentioned above. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of their dates.

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